EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS
OF THE
LIBERTY REPORTING PERSONS

1.             Directors and Executive Officers of Liberty Media Corporation

The name and present principal occupation of each director and executive officer of Liberty are set forth below.  Unless otherwise noted, the business address for each person listed below is c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112.  All executive officers and directors listed are United States citizens, except for David J.A. Flowers, who is a citizen of Canada.

Name and Business Address (if applicable)	Principal Occupation and Principal Business (if applicable)

John C. Malone	Chairman of the Board and Director of Liberty; President, Chief Executive Officer, Chairman of the Board and Director of Liberty Media International, Inc.

Robert R. Bennett	President, Chief Executive Officer and Director of Liberty

Donne F. Fisher 9781 Meridian Blvd., #200 Englewood, Colorado 80112	Director of Liberty; President of Fisher Capital Partners, Ltd.

Paul A. Gould 711 5th Avenue, 8th Floor New York, New York 10022	Director of Liberty; Managing Director of Allen & Company Incorporated

David E. Rapley	Director of Liberty

M. LaVoy Robison 1727 Tremont Place Denver, Colorado 80202	Director of Liberty; Executive Director and a Board Member of the Anschutz Foundation

Larry E. Romrell	Director of Liberty

David J.A. Flowers	Senior Vice President and Treasurer of Liberty

Albert E. Rosenthaler	Senior Vice President of Liberty

Christopher W. Shean	Senior Vice President and Controller of Liberty

Charles Y. Tanabe	Senior Vice President, General Counsel and Secretary of Liberty

2.             Directors and Executive Officers of QVC, Inc.

The name and present principal occupation of each director and executive officer of QVC is set forth below.  Unless otherwise noted, the business address for each person listed below is c/o QVC, Inc., Studio Park, 1200 Wilson Drive, West Chester, PA 19380.  All executive officers and directors listed are United States citizens, except for Michael Zeisser, who is a citizen of France.

Name and Business Address (if applicable)	Position	Principal Occupation	Principal Business in which such Employment is Conducted

Michael Zeisser c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	Director of QVC	Senior Vice President of Liberty	Investment in video programming, electronic retailing, interactive technology services and communications businesses

Charles Y. Tanabe c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	Director of QVC	Senior Vice President, General Counsel and Secretary of Liberty	Investment in video programming, electronic retailing, interactive technology services and communications businesses

Robert R. Bennett	Director of QVC	President, Chief Executive Officer and Director of Liberty	Investment in video programming, electronic retailing, interactive technology services and communications businesses

Mark Carlton	Director of QVC	Senior Vice President of Liberty	Investment in video programming, electronic retailing, interactive technology services and communications businesses

Douglas S. Briggs	Executive Officer	President of QVC	Retailing of general merchandise through electronic media

William F. Costello	Executive Officer	Chief Operating Officer and Chief Financial Officer of QVC	Retailing of general merchandise through electronic media

Darlene M. Daggett	Executive Officer	President U.S. Commerce of QVC	Retailing of general merchandise through electronic media

Thomas G. Downs	Executive Officer	Executive Vice President of Operations & Services of QVC	Retailing of general merchandise through electronic media

Neal Grabell	Executive Officer	Executive Vice President, General Counsel and Secretary of QVC	Retailing of general merchandise through electronic media

Randy Ronning	Executive Officer	Executive Vice President of Affiliate Relations, iQVC and New Business Development of QVC	Retailing of general merchandise through electronic media

Robert P. Cochran	Executive Officer	Chief Information Officer of QVC	Retailing of general merchandise through electronic media

Kim Maguire	Executive Officer	Executive Vice President and Chief Merchandising Officer	Retailing of general merchandise through electronic media

3.             Directors and Executive Officers of QK Holdings, Inc., Managing Member of Interactive Technology Holdings, LLC

The name and present principal occupation of each director and executive officer of QK is set forth below.  Unless otherwise noted, the business address for each person listed below is c/o QK Holdings, Inc., 3411 Silverside Road, Bancroft Building, Suite 205C, Wilmington, Delaware 19810.  All executive officers and directors listed are United States citizens.

Name and Business Address (if applicable)	Position	Principal Occupation	Principal Business in which such Employment is Conducted

David M. Apostolico	President, Treasurer and Director	Senior Counsel of QVC	Retailing of general merchandise through electronic media

Gerald Timlin	Vice President, Secretary and Director	Director of Treasury Operations of QVC	Retailing of general merchandise through electronic media

James J. Woods, Jr. Connolly Bove Lodge & Hutz LLP 1220 Market Street P.O. Box 2207 Wilmington, DE 19899	Vice President, Assistant Secretary and Director	Partner Connolly Bove Lodge & Hutz LLP	Practice of Law